UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 29, 2018
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WRIGHT MEDICAL GROUP N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 521 4777
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 29, 2018, Wright Medical Group N.V. (Wright) held an Annual General Meeting of Shareholders (Annual General Meeting). At the Annual General Meeting, Wright’s shareholders considered seven voting proposals, each of which is described in more detail in Wright’s definitive proxy statement for the Annual General Meeting filed with the Securities and Exchange Commission on May 15, 2018.
The final results of the shareholder voting on each voting proposal brought before the Annual General Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes
Voting proposal no. 1-Appointment of one executive director and eight non-executive directors, each to serve for a term of one year

Appointment of Robert J. Palmisano as executive director	81,489,732	197,220	8,054	8,066,067

Appointment of David D. Stevens as non-executive director	81,214,768	471,134	9,104	8,066,067

Appointment of Gary D. Blackford as non-executive director	81,214,676	470,065	10,265	8,066,067

Appointment of J. Patrick Mackin as non-executive director	80,010,643	1,674,421	9,942	8,066,067

Appointment of John L. Miclot as non-executive director	80,682,089	999,695	13,222	8,066,067

Appointment of Kevin C. O'Boyle as non-executive director	80,741,975	942,640	10,391	8,066,067

Appointment of Amy S. Paul as non-executive director	81,216,278	469,374	9,354	8,066,067

Appointment of Richard F. Wallman as non-executive director	75,053,146	6,632,730	9,130	8,066,067

Appointment of Elizabeth H. Weatherman as non-executive director	80,319,258	1,367,144	8,604	8,066,067

Voting proposal no. 2 - Ratification of the appointment of KPMG LLP as Wright’s independent registered public accounting firm for the fiscal year ending December 30, 2018	89,602,174	146,308	12,591	0

Voting proposal no. 3 - Appointment of KPMG N.V. as the auditor for Wright’s Dutch statutory annual accounts for the fiscal year ending December 30, 2018	89,592,556	149,941	18,576	0

Voting proposal no. 4 - Adoption of Wright’s statutory annual accounts for the fiscal year ended December 31, 2017	81,606,369	26,641	61,996	8,066,067

	For	Against	Abstain	Broker Non-Votes

Voting proposal no. 5 - Release of each member of Wright’s board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 31, 2017	81,508,661	121,665	64,680	8,066,067

Voting proposal no. 6 - Extension of the authority of Wright’s board of directors to repurchase up to 10% of Wright’s issued share capital (including depositary receipts issued for shares) until December 29, 2019 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction	80,489,381	944,942	260,683	8,066,067

Voting proposal no. 7 - Approval, on an advisory basis, of our executive compensation	80,141,093	1,200,977	352,936	8,066,067
With respect to voting proposal no. 1, Robert J. Palmisano was appointed an executive director and each of David D. Stevens, Gary D. Blackford, J. Patrick Mackin, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman was appointed a non-executive director by Wright’s shareholders by the required vote, in each case to serve for a term ending at Wright’s 2019 Annual General Meeting of Shareholders.

Each of voting proposal nos. 2, 3, 4, 5, 6 and 7 was approved by Wright’s shareholders by the required vote.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2018	WRIGHT MEDICAL GROUP N.V.

By: /s/ James A. Lightman
Name: James A. Lightman
Title: Senior Vice President, General Counsel and Secretary